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                                                                     OpTel, Inc


                                  [OPTEL LOGO]


            OPTEL, INC. CLOSES $60,000,000 REVOLVING CREDIT FACILITY

DALLAS, December 10, 1999 - OpTel, Inc ("OpTel") announced today that it has closed a $60 million asset-based secured revolving credit facility from The CIT Group/Business Credit, Inc. and Foothill Capital Corporation.

The Company expects that proceeds of the facility will fund its working capital requirements while under Chapter 11 protection.

OpTel is a leading network based provider of integrated communications services, including local and long distance telephone, cable television and high speed Internet access services in the United States. The Company currently provides cable television and telecommunications services in a number of metropolitan areas including Los Angeles, San Diego, San Francisco, Phoenix, Denver, Houston, Dallas-Fort Worth, Chicago, Indianapolis, Atlanta, Miami-Ft. Lauderdale and Orlando-Tampa. OpTel is majority owned by Le Groupe Videotron Ltee, owner of the second largest cable television operator in Canada.

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For further information, please contact:
Waqar Nasim
Treasurer
214-634-4029


THE FOREGOING INCLUDES CERTAIN FORWARD LOOKING STATEMENTS THAT ARE IDENTIFIED BY WORDS SUCH AS "EXPECT" AND SIMILAR EXPRESSIONS. ACHIEVEMENT OF SUCH EXPECTATIONS IS SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING, AMONG OTHERS, THE AVAILABILITY OF ADDITIONAL FINANCING ON A TIMELY BASIS AND ON REASONABLE TERMS, OBTAINING VARIOUS REGULATORY APPROVALS AND SUCCESSFUL MANAGEMENT OF THE COMPANY'S EXPANSION PLANS.